UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

May 10, 2022 (May 5, 2022)

Date of Report (Date of the earliest event reported)

Bausch Health Companies Inc.

(Exact Name of Registrant as Specified in Its Charter)

British Columbia, Canada	001-14956	98-0448205
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

2150 St. Elzéar Blvd. West

Laval, Quebec

Canada H7L 4A8

(Address of Principal Executive Offices)(Zip Code)

(514) 744-6792

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Shares, No Par Value	BHC	New York Stock Exchange, Toronto Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.	Entry into a Material Definitive Agreement

Credit Agreements

On May 10, 2022, Bausch Health Companies Inc. (“Bausch Health” or the “Company”) entered into a Second Amendment (the “Second Amendment”) in respect of a Fourth Amended & Restated Credit and Guaranty Agreement (the “Existing Credit Agreement”) among the Company, Bausch Health Americas, Inc. (“BHA”), a wholly owned subsidiary of the Company, certain other subsidiaries of the Company as subsidiary guarantors, the financial institutions party thereto as lenders and issuing banks and Barclays Bank PLC as administrative agent, collateral agent and swingline lender. The Second Amendment provides for the refinancing of its existing term loan and revolving credit facilities with a new term facility with an aggregate principal amount of $2,500 million (the “2027 Term Loan B Facility”) maturing on February 1, 2027 and a new revolving credit facility of $975 million (the “2027 Revolving Credit Facility”) that will mature on the earlier of February 1, 2027 and the date that is 91 calendar days prior to the scheduled maturity of indebtedness for borrowed money of the Company and BHA in an aggregate principal amount in excess of $1,000 million. The amortization rate for the 2027 Term Loan B Facility is 5.00% per annum and the first installment shall be payable on September 30, 2022. The Company may direct that prepayments be applied to such amortization payments in order of maturity.

In addition, on May 10, 2022, Bausch + Lomb Corporation (“Bausch + Lomb”) entered into a Credit and Guaranty Agreement (the “Bausch + Lomb Credit Agreement”) among Bausch + Lomb, certain subsidiaries of Bausch + Lomb as subsidiary guarantors, the financial institutions party thereto as lenders and issuing banks, Citibank, N.A. as revolving facility administrative agent, collateral agent and swingline lender, and Goldman Sachs Bank USA as term facility administrative agent.

The Bausch + Lomb Credit Agreement provides for a five-year term loan facility in an initial principal amount of $2,500 million. The Bausch + Lomb Credit Agreement also provides for a five-year revolving credit facility in the amount of $500 million. Borrowings under the term loan facility bear interest at a rate per annum equal to, at the Bausch + Lomb’s option, either (a) a term SOFR-based rate, plus an applicable margin of 3.25% or (b) a U.S. dollar base rate, plus an applicable margin of 2.25%. The amortization rate for the term loan facility is 1% per annum and the first installment shall be payable on September 30, 2022. Bausch + Lomb may direct that prepayments be applied to such amortization payments in order of maturity. A description of certain other terms of the Credit Agreement is set forth in the section titled “Description of Material Indebtedness” in the final prospectus, dated May 5, 2022 (the “Prospectus”) relating to Bausch + Lomb’s Registration Statement on Form S-1 (File No. 333-262148), as amended.

The foregoing descriptions do not purport to be complete and are qualified in their entirety by reference to the Second Amendment and the Bausch + Lomb Credit Agreement filed as Exhibits 10.1 and 10.2 hereto, respectively, each of which is incorporated herein by reference.

Item 8.01.	Other Events.

Completion of Bausch + Lomb IPO

On May 10, 2022, Bausch + Lomb closed its initial public offering of 35,000,000 common shares, at a public offering price of $18.00 per share (the “IPO”). A wholly owned subsidiary (the “Selling Shareholder”) of Bausch Health offered all of the common shares, and received aggregate gross proceeds of $630 million, the net proceeds of which, together with the net proceeds from Bausch Health’s term loans under the 2027 Term Loan B Facility, funds received from Bausch + Lomb from its borrowings under its new term loan facility and cash on hand, were used to repay the Company’s existing term loans and to repay certain of the Company’s existing senior notes, as described below. The Selling Shareholder has granted the underwriters a 30-day option to purchase up to an additional 5,250,000 common shares of Bausch + Lomb to cover over-allotments, if any, at the initial public offering price, less discounts and commissions.

Prior to the IPO, Bausch + Lomb was a wholly owned subsidiary of Bausch Health. The Company continues to hold, directly and indirectly, 315,000,000 Bausch + Lomb common shares, which represents approximately 90.0% of the economic interest in and voting power of Bausch + Lomb’s common shares.

Repayment of Certain Existing Debt

In connection with the closing of the IPO, the conditions to the Company’s previously announced redemption of its 6.125% Notes due 2025 were satisfied. On May 10, 2022, the Company caused sufficient funds for the redemption in full of the 6.125% Notes due 2025 at a redemption price of 101.021% of the principal amount thereof to be irrevocably deposited with the Bank of New York Mellon, N.A., as trustee under the indenture governing the 6.125% Notes due 2025 (the “6.125% Notes Indenture”), and the 6.125% Notes Indenture was discharged. The 6.125% Notes due 2025 will be redeemed on May 16, 2022.

On May 10, 2022, the Company notified the Trustee and holders of its outstanding 9.000% Senior Notes due 2025 that the conditions to its previously announced redemption would not be satisfied, and the conditional redemption was cancelled.

The foregoing is qualified by reference to the press release that is attached as Exhibit 99.1 to this Current Report on Form 8-K, which is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits

(d) Exhibits

Exhibit Number	Description

10.1	Second Amendment, dated as of May 10, 2022, among Bausch Health Companies Inc., Bausch Health Americas, Inc., certain other subsidiaries of the Company as subsidiary guarantors, each of the financial institutions named therein as lenders and issuing banks and Barclays Bank PLC, as Administrative Agent

10.2	Credit Agreement, dated as of May 10, 2022, among Bausch + Lomb Corporation, certain subsidiaries of the Company as subsidiary guarantors, each of the financial institutions named therein as lenders and issuing banks, Citibank, N.A., as Revolving Facility Administrative Agent and Goldman Sachs Bank USA, as Term Facility Administrative Agent

99.1	Press release announcing completion of Bausch + Lomb IPO and consummation of related debt financing transactions by Bausch Health and Bausch + Lomb

104	The cover page from this Current Report on Form 8-K, formatted in Inline XBRL.

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BAUSCH HEALTH COMPANIES INC.

By:	/s/ Tom Vadaketh
Name:	Tom Vadaketh
Title:	Executive Vice President, Chief Financial Officer

Date: May 10, 2022